Exhibit 10.24
RELEASE AGREEMENT AND COVENANT NOT TO SUE
     THIS RELEASE AGREEMENT AND COVENANT NOT TO SUE (the “Agreement”) is entered into by and between PRG-Schultz USA, Inc., a Georgia corporation (the “Company”) and JAMES E. MOYLAN, JR., a resident of the State of Georgia (“Executive”), as of the Effective Date of the Agreement, as defined below.
WITNESSETH
     Executive and Company are parties to that certain offer letter agreement, dated March 5, 2004, as amended (“Employment Agreement”).
     Executive and Company are parties to that certain Change of Control and Restrictive Covenant Agreement, dated February 14, 2005 (“Change of Control Agreement”) which amends in certain respects the Employment Agreement.
     Executive and Company are terminating their employment relationship, subject to the terms hereof; and
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Termination of Employment. The parties hereto hereby acknowledge and agree that Executive’s employment with Company terminated as of the close of business on February 17, 2006.
     2. General Release of Claims. In consideration of the covenants from Company to Executive set forth herein and in the Employment Agreement and Change of Control Agreement, the receipt and sufficiency of which is hereby acknowledged, Executive, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest (collectively, the “Derivative Claimants” and each a “Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Company and each of Company’s directors, officers, employees, representatives, stockholders, predecessors, successors, assigns, agents, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such stockholders, predecessors, successors, assigns, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees” and each a “Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, that Executive now has, owns, or holds, or claims to have, own, or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or hold from the beginning of time to the date that Executive signs this Agreement, including, but not limited to, those claims arising out of or relating to (i) any agreement, commitment, contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or arrangement, whether written or oral, or any other relationship, involving Executive and/or any Releasee, (ii) breach of any express or implied contract, breach of implied covenant of good faith and fair dealing, misrepresentation, interference with contractual or business relations, personal injury, slander, libel, assault, battery, negligence, negligent or intentional infliction of emotional distress or mental suffering, false imprisonment, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, 42 U.S.C. Sections 1981, 1983, or 1985, the Vocational Rehabilitation Act of 1977, the Americans with Disabilities Act, the Family and Medical Leave Act or the Fair Credit Reporting Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity, and (iii) any other matter (each of which is referred to herein as a “Claim”); provided, however, that nothing contained herein shall operate to release any obligations of Company, its successors or assigns arising under any claims under the Employment Agreement, the Change of Control Agreement, or under any written Company benefit plans, any 401(k) plan, any pension plan and any similar plan, to the extent Executive is entitled to benefits under the respective terms thereof.
     3. Release of Unknown Claims. Executive recognizes that he may have some claim, demand, or cause of action against the Releasees relating to any Claim of which he is totally unaware and unsuspecting and which is given up by the execution of this Agreement. It is Executive’s intention in executing this Agreement with the advice of legal counsel that this Agreement will deprive him of any such Claim and prevent Executive or any Derivative Claimant from asserting the same. The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.
     4. Acknowledgment. Executive acknowledges that he has thoroughly discussed all aspects of this Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. Executive hereby waives the requirement under the Age Discrimination in Employment Act that Executive has forty-five (45) days to review and consider this Agreement before executing it. Executive acknowledges and understands that he shall have seven (7) days after signing this Agreement during which he may revoke this Agreement by providing written notice to Company within seven (7) days following its execution. Any notice of revocation of this Agreement shall not be effective unless given in writing and received by Company within the seven-day revocation period via personal delivery, overnight courier, or certified U.S. mail, return receipt requested, to PRG-SCHULTZ USA, INC., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, Attention: General Counsel. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED. IF EXECUTIVE REVOKES THIS AGREEMENT WITHIN SUCH SEVEN (7) DAY PERIOD, EXECUTIVE WILL NOT BE ENTITLED TO RECEIVE ANY OF THE RIGHTS AND BENEFITS DESCRIBED HEREIN OR UNDER THE EMPLOYMENT AGREEMENT OR CHANGE OF CONTROL AGREEMENT, EXCEPT TO THE EXTENT THAT EXECUTIVE WOULD HAVE BEEN ENTITLED TO RECEIVE SUCH BENEFITS PROVIDED UNDER THE TERMS OF HIS EMPLOYMENT AGREEMENT.

     Executive furthermore acknowledges receipt, in Exhibit “A” attached hereto, of: (1) a list of the job titles and ages of all employees who were selected for Company’s involuntary termination program applicable to Executive’s decisional unit; (2) information describing any class, unit, or group of individuals covered by such program, any selection factors for such program, and any time limits applicable to such program; and, (3) a list of employees in the same job classification or organizational unit (meaning the same decisional unit) of Company who were not selected for the program.
     5. No Assignment. Executive represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Claims released herein. Executive agrees to indemnify and hold harmless the Releasees against any Claim based on, arising out of, or due to any such assignment or transfer.
     6. Indemnification. In furtherance of the foregoing, Executive agrees on behalf of himself and the Derivative Claimants not to sue or prosecute any matter against any Releasee with respect to any Claim and agrees to hold each Releasee harmless with respect to any such suit or prosecution in contravention of this Section 6. Executive understands that if this Agreement were not signed, he would have the right voluntarily to assist other individuals or entities in bringing Claims against the Releasees. Executive hereby waives that right and hereby agree that he will not voluntarily provide any such assistance. To the extent that applicable law prohibits Executive from waiving his right to bring and/or participate in the investigation of a Claim, Executive nevertheless waives his right to seek or accept any damages or relief in any such proceeding. Executive shall continue to be entitled to indemnification to the extent provided by, and in accordance with the terms of, any other indemnification provision under which Executive was entitled prior to the execution of this Agreement, including, without limitation, under the Bylaws of the Company or PRG-Schultz International, Inc. (“Parent”), and any Indemnification Agreement currently in effect between Executive and the Company or Parent.
     7. Representation Regarding Knowledge of Trade Secrets and/or Inventions. Executive hereby acknowledges and confirms that he has no right, claim or interest to any property, invention, trade secret, information or other asset used in the business of Company and that all such property, inventions, trade secrets, information and other assets used in the business of Company are owned by Company or its affiliates or licensed to Company or its affiliates by third parties not affiliated with Executive.
     8. Return of Company Property and Proprietary Information. (a) Executive further promises, represents and warrants that Executive has returned or will return to the Company by no later than February 17, 2006 (a) all property of Company, including, but not limited to, any and all files, records, credit cards, keys, identification cards/badges, computer access codes, computer programs, instruction manuals, equipment (including computers) and business plans; (b) any other property which Executive prepared or helped to prepare in connection with Executive’s employment with Company; and (c) all documents, including logs or diaries, all tangible materials, including audio and video tapes, all intangible materials (including computer files), and any and all copies or duplicates of any such tangible or intangible materials, including any duplicates, copies, or transcriptions made of audio or video tapes, whether in handwriting or typewritten, that are in the possession, custody or control of Executive or his attorneys, agents, family members, or other representatives, which are alleged to support in any way any of the claims Executive has released under this Agreement.
     (b) The foregoing representation shall include all Proprietary Information of Company and Company. With respect to Proprietary Information, Executive warrants, represents, and covenants to return such Proprietary Information on or before the close of business on February 17, 2006. As used herein, “Proprietary Information” means information in written form or electronic media, including but not limited to technical and non-technical data, lists, training manuals, training systems, computer based training modules, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes and plans regarding Company or its affiliates, clients, prospective clients, methods of operation, billing rates, billing procedures, suppliers, business methods, finances, management, or any other business information relating to Company or its affiliates (whether constituting a trade secret or proprietary or otherwise) which has value to Company or its affiliates and is treated by Company or its affiliates as being confidential; provided; however, that Proprietary Information shall not include any information that has been voluntarily disclosed to the public by Company or its affiliates (except where such public disclosure has been made without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Proprietary Information does include information which has been disclosed to Company or its affiliates by a third party and which Company or its affiliates are obligated to treat as confidential. Proprietary Information may or may not be marked by Company or its affiliates as “proprietary” or “secret” or with other words or markings of similar meaning, and the failure of Company to make such notations upon the physical embodiments of any Proprietary Information shall not affect the status of such information as Proprietary Information.
     9. General Provisions.
     (a) This Agreement and the covenants, representations, warranties and releases contained herein shall inure to the benefit of and be binding upon Executive and Company and each of their respective successors, heirs, assigns, agents, affiliates, parents, subsidiaries and representatives.
     (b) Each party acknowledges that no one has made any representation whatsoever not contained herein concerning the subject matter hereof to induce the execution of this Agreement. Executive acknowledges that the consideration for signing this Agreement is a benefit to which Executive would not have been entitled had Executive not signed this Agreement.
     (c) Executive agrees that the terms and conditions of this Agreement, including the consideration hereunder shall not be disclosed to anyone and shall remain confidential and not disseminated to any person or entity not a party to this Agreement except to family members, legal counsel, an accountant for purposes of securing tax advice; the Internal Revenue Service, or the state taxing agencies.
     (d) The “Effective Date” of this Agreement shall be the eighth (8th) day after the execution of the Agreement by Executive.

     (e) This Agreement does not constitute an admission of any liability.
     (f) The parties hereto and each of them agrees and acknowledges that if any portion of this Agreement is declared invalid or unenforceable by a final judgment of any court of competent jurisdiction, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect. Any such invalid portion shall be deemed severable.
     (g) Neither this Agreement nor any provision hereof may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.
     (h) This Agreement shall in all respects be interpreted, enforced and governed under the internal laws (and not the conflicts of laws and rules) of Georgia.
     10. Payment of Severance; Outplacement.
     (a) The Company shall pay to Executive a total of $360,576.92, payable in twenty-five (25) equal installments beginning on the first regular bi-weekly payroll date of March 3, 2006, and continuing through the next twenty-five (25) succeeding regular bi-weekly pay dates of Company. The total severance payment amount specified in the preceding sentence supersedes and replaces the severance payment provided for in the Employment Agreement, as amended by the Change of Control Agreement. The severance payment installments shall be made according to the regular payroll practices of Company and shall be reduced by any and all deductions for applicable taxes and other company (if so authorized by Executive) related deductions.
     (b) Company will pay the cost for Executive to receive outplacement services offered by Company’s service provider Executrack. Outplacement must begin within sixty (60) days of Executive’s termination date, or else this benefit is forfeited by Executive.
     11. Release of Claims by Company. As a material inducement to Executive to enter into this Agreement, Company hereby, on behalf of itself and its successors and assigns, to the fullest extent permitted by law, absolutely, unconditionally, completely and irrevocably releases, acquits, discharges, and waives forever and for all purposes Executive from any and all charges, complaints, claims, promises, agreements, demands, actions or causes of action, suits, damages (including attorneys’ fees and costs actually incurred), expenses, compensation, penalties, liabilities and obligations of any kind or nature whatsoever, that any of Company, Parent, or any other subsidiary of Parent, or any of their respective shareholders, may have, in each such case, of which the Independent Directors of Parent have actual knowledge as of the date hereof. For purposes hereof, “Independent Director” means a director of Parent that satisfies the criteria for independence under the listing standards established by the National Association of Securities Dealers, Inc. as in effect on the date hereof. Except as specifically provided in this Section 11, Executive’s obligations under the Change of Control Agreement that under the terms of such agreement survive Executive’s termination of employment shall also survive execution and delivery of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.
EXECUTIVE ATTESTS THAT HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
NOTICE – THIS AGREEMENT CONTAINS A WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT
EXECUTED THIS 10th DAY OF FEBRUARY, 2006.

EXECUTIVE:	/s/ James E. Moylan, Jr.

JAMES E. MOYLAN, JR.
Sworn to and subscribed before me this 10th day of February, 2006.
/s/ Holly Copeland
Notary Public
EXECUTED THIS 20th DAY OF FEBRUARY, 2006.
Company: PRG-SCHULTZ USA, INC.
By: /s/ Jennifer Moore
Its: SVP Human Resources

EXHIBIT A TO RELEASE AGREEMENT AND COVENANT NOT TO SUE
     Company is experiencing a workforce reorganization wherein certain individuals are being terminated involuntarily and are being offered good and valuable consideration to which they would not otherwise have been entitled in exchange for the release and other agreements contained herein.
     1. A list of the job titles and ages of all employees who were selected for Company’s involuntary termination program applicable to Executive’s decisional unit is set forth in the table below.
     2. The selection factor for this involuntary termination program relative to the Executive’s decisional unit, which has been defined as the Chief Financial Officer (CFO) and Chief Restructuring Officer (CRO) positions reporting to James McCurry, CEO: is the company’s need for financial restructuring expertise. This involuntary termination program will remain open for a period of 45 days from the presentation of any document constituting a separation agreement and release of all claims to each individual covered by the program, unless extended by Company in its sole and absolute discretion.
     3. A list of the employees in the same job classification or organizational unit of Company who were not selected for the program is reflected in the table below by the indication “Not Selected”.

Job Title	Age	Selected	Not Selected
Chief Financial Officer	55	X
Chief Restructuring Officer	40		X